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EXHIBIT 99.1

          Contacts:
          Investor Relations                        Media Relations
          Glenn A. Etherington                      Ed Bryson
          Chief Financial Officer                   Public Relations Manager
          (972) 403-8300                            (972) 543-5117
          getherington@metasolv.com                 ebryson@metasolv.com


                METASOLV TO RELEASE FIRST QUARTER FINANCIAL RESULTS

          PLANO, Texas - April 17, 2002 - MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for next-generation and traditional networks and services, today announced it will release financial results for its first quarter of 2002 after the close of the market on April 24, 2002.

          Following the release of the results, MetaSolv will host a conference call at 5:00 p.m. ET. CEO Jim Janicki and CFO Glenn Etherington will comment on the financial results, as well as the Company's overall strategy and financial outlook.

          The live broadcast of MetaSolv, Inc.'s quarterly conference call will be available online at www.metasolv.com (click on the link to Investor Relations) and at www.streetevents.com. The call is scheduled to begin at 5:00 p.m. ET on April 24, 2002. The on-line replay will be available shortly after the call and continue for 30 days.

          A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Wednesday, April 24 through May 1. The dial-in replay number is 719-457-0820, and the confirmation number is 636796.

          About MetaSolv
          MetaSolv, Inc. (Nasdaq:MSLV), through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading global provider of communications management solutions that help service providers and businesses optimize their traditional and next-generation networks and services. Founded in 1992, MetaSolv is headquartered in Plano, Texas and has regional offices in key global cities. MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at (800) 747-0791.
          ----------------

          MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.